UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (844) 935-2832

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	XELA	The Nasdaq Stock Market LLC
6.00% Series B Cumulative Convertible Perpetual Preferred Stock, par value $0.0001 per share	XELAP	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events

On April 26, 2023, Exela Technologies, Inc. (the “Company”) issued a press release reminding its stockholders to vote at the upcoming Special Meeting of Stockholders to be held on May 4, 2023. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company also issued social media posts with the following text:

Exela Technologies, Inc. encourages stockholders to vote FOR ALL proposals at the special meeting and protect their investment. Most stockholders can vote online or by telephone to ensure their shares are represented at the special meeting. It is critical that stockholders vote, no matter how many shares they own. Learn more about the reverse stock split and how to vote [here] or email XELA@info.morrowsodali.com.

In addition, on April 26, 2023, the Company hosted a “fireside chat” for investors, where Par Chadha, the Company's executive chairman, said:

I think the most important thing for the company is this listing on NASDAQ and I firmly believe the company will be best served to be listed on NASDAQ, and let me explain why. First, our customers take comfort in the fact that they are doing business with a NASDAQ-listed company or if you want, a New York Stock Exchange. It's considered to be the seal of approval, seal of quality. Our employees, you as shareholders, we will all do better in our valuation, having the governance and the transparency that it brings. So I encourage highly that we all vote “Yes”, for the reverse split. We need to come together on May 4, for when we, obviously you can, and all of us are gonna make our own choices. But I will be voting “Yes.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 26, 2023
104	Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2023

EXELA TECHNOLOGIES, INC.

By:	/s/ Erik Mengwall
Name: Erik Mengwall
Title: Secretary